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EXHIBIT 99.3

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Cable Design Technologies Corporation (the "Company") on Form 10-K for the period ending July 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ferdinand Kuznik, President and Chief Executive Officer of the Company and Kenneth O. Hale, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

       (1) The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


    Date: October 25, 2002

    /s/ Ferdinand C. Kuznik
    --------------------------------
    Ferdinand C. Kuznik
    Chief Executive Officer
    (principal executive officer)

    /s/ Kenneth O. Hale
    --------------------------------
    Kenneth O. Hale
    Chief Financial Officer
    (principal financial officer)


     * This certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge of the certifying officer, and not for any other purpose.